Exhibit 10.134

EXECUTION COPY

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into on June 19, 2012, by and between General Maritime Corporation, a Marshall Islands corporation (“Issuer”), and Houlihan Lokey Capital, Inc., a California corporation (“Houlihan”).  Issuer and Houlihan are each referred to herein as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, pursuant to (i) Section 2.2 of that certain Equity Purchase Agreement, by and among Issuer and Oaktree (defined below), dated December 15, 2011, as amended by the First Amendment thereto dated March 26, 2012 (as so amended, the “Purchase Agreement”), and (ii) paragraph 8 of that certain order of the United States Bankruptcy Court for the Southern District of New York, dated December 15, 2011 [Docket No. 140], authorizing Issuer and its debtor affiliates to enter into the Purchase Agreement (the “Purchase Agreement Order”), Issuer is required to reimburse Oaktree Principal Fund V, L.P., Oaktree Principal Fund V (Parallel), L.P., Oaktree FF Investment Fund, L.P. - Class A, and OCM Asia Principal Opportunities Fund, L.P.  (collectively, “Oaktree”)  for certain advisory fees, including those of Houlihan, in connection with the Purchase Agreement, the Chapter 11 Cases (as defined in the Purchase Agreement) and certain related matters;

WHEREAS, the aggregate amount of such fees that are owed to Houlihan, prior to taking into account the payment described below, is $6,125,000.00 (the “Aggregate Fees”);

WHEREAS, Issuer wishes to pay to Houlihan an aggregate amount of $3,062,472.36 on the date hereof, which payment shall be deemed a reimbursement by Issuer of Oaktree, in accordance with the Purchase Agreement and the Purchase Agreement Order, for a portion (equal to $3,062,472.36) of the Aggregate Fees;

WHEREAS, Issuer wishes to make, and Houlihan wishes to receive, such payment in the form of 83,129 shares of common stock, par value $0.01 per share, of Issuer (the “Issued Shares”), having an agreed upon value of $36.84 per share, or $3,062,472.36 in the aggregate; and

WHEREAS, upon the issuance to Houlihan of the Issued Shares hereunder, the remaining unpaid balance of the Aggregate Fees shall be $3,062,527.64.

NOW THEREFORE, in consideration of the mutual agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                      Purchase and Sale of Issued Shares; Deliveries.

(a)      At the Closing (as defined below), Issuer shall issue and sell to Houlihan, and Houlihan shall purchase from Issuer, the Issued Shares with an agreed upon value of $36.84 per share, for the consideration set forth in and pursuant to the terms and conditions of that letter agreement, dated as of the date hereof, by and among Issuer, Houlihan, Oaktree and OCM Administrative Agent, LLC.  Issuer shall cause its transfer agent to deliver to Houlihan a certificate representing the Issued Shares by no later than three (3) business days following the Closing at the address delivered by Houlihan to Issuer in writing at least two (2) business days prior to the Closing.

(b)       The closing of the purchase and sale of the Issued Shares (the “Closing”) shall take place at the offices of Kirkland &  Ellis LLP, 333  South Hope Street, Los Angeles, California 90071, at 10:00 am Los Angeles time, on the date hereof.

(c)       As a condition to the issuance of the Issued Shares to Houlihan, at the Closing Houlihan shall execute and deliver to Issuer a joinder agreement to the Shareholders’ Agreement and the Registration Agreement, substantially in the form attached hereto as Exhibit A.

2.                              Representations and Warranties of Issuer.  Issuer hereby represents and warrants to Houlihan, as of the date hereof and as of the date of the Closing, as follows:

(a)                         Issuer is a corporation duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands.  Issuer has all requisite corporate power and authority to own and lease its assets and properties and to carry on its business as and in the places such assets and properties are now owned or leased and where such business is presently conducted.

(b)                         Issuer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the issuance of the Issued Shares, and Issuer has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Issued Shares. This Agreement has been duly and validly executed and delivered by Issuer and constitutes the valid and legally binding obligation of Issuer enforceable against Issuer in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(c)                          The Issued Shares issued and delivered to Houlihan pursuant to the terms of this Agreement will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable, and, other than pursuant to the Shareholders’  Agreement, the Registration Agreement and Issuer’s articles of incorporation or restrictions on transfer under applicable law, will be free and clear of all liens, preemptive rights and encumbrances created by or arising through the Issuer with respect to the issue thereof.

(d)                         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Issuer is subject, (ii) conflict with or result in a breach of any provision of Issuer’s articles of incorporation or bylaws, or (iii) conflict with, result in a breach of, constitute a default (or an event which with notice or lapse of time or both would become a default)  under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice, or result in the imposition or creation of any lien or any other encumbrance on Issuer under any material agreement, contract, lease, license, instrument, or other arrangement to which Issuer is a party or by which it is bound or to which any of its properties or assets is subject.  Issuer is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity or other Person in order for the Parties to enter into this Agreement or to consummate the transactions contemplated hereby, except for notice requirements under applicable securities laws and except as may be necessary as a result of any facts or circumstances relating solely to Houlihan.

(e)                          The capitalization of Issuer consists of 15,000,000 authorized shares of common stock, par value $0.01  per share (“Common Stock”), and 5,000,000  authorized shares of preferred stock, par value $0.01 per share.  As of immediately prior to the Closing, 10,000,571 shares of Common Stock and no shares of preferred stock are issued and outstanding.  Except as set forth in the first and second sentence of this Section 2(e), and except for outstanding warrants to purchase 309,296 shares of Common Stock, outstanding options to purchase 515,493 shares of Common Stock and an additional 630,048 shares of Common Stock reserved for issuance pursuant to awards under Issuer’s 2012 Equity Incentive Plan, there are no (x) shares of capital stock or other equity securities or voting securities of Issuer, (y) securities of Issuer convertible into or exchangeable for shares of capital stock or other equity securities or voting securities of Issuer, or (z) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or, other than the Shareholders’ Agreement and the Registration Agreement, other contracts or commitments that could require Issuer to issue, sell or otherwise cause to become outstanding, or to register, any equity securities of Issuer.

(f)                           Assuming the truth and accuracy of the representations and warranties of Houlihan set forth in Sections 3(b)-(h), the offering and issuance by Issuer of the Issued Shares shall be exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and the Issued Shares will not be issued in violation of the Securities Act.

(g)                          Issuer is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Issuer for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

3.                              Representations and Warranties of Houlihan.  Houlihan hereby represents and warrants to Issuer, as of the date hereof and as of the date of the Closing, that:

(a)                         Houlihan has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement. This Agreement has been duly and validly executed and delivered by Houlihan and constitutes the valid and legally binding obligation of Houlihan enforceable against Houlihan in accordance with its terms and conditions (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles).

(b)                         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any law or other restriction of any governmental entity to which Houlihan is subject, (ii) conflict with or result in a breach of any provision of Houlihan’s articles of incorporation or bylaws, or (iii) conflict with, result in a breach of, constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice, or result in the imposition or creation of any lien or any other encumbrance on Houlihan, under any material agreement, contract, lease, license, instrument, or other arrangement to which Houlihan is a party or by which it is bound or to which any of its properties or assets is subject.  Houlihan is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of any governmental entity in order for the Parties to consummate the transactions contemplated hereby, except as may be necessary as a result of any facts or circumstances relating solely to Issuer.

(c)                                  Houlihan is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(d)                                 Houlihan acknowledges that Issuer has provided Houlihan with all information that Houlihan has requested in connection with Houlihan’s decision to purchase the Issued Shares, including all information Houlihan believes is necessary to make such investment decision.  Houlihan has been given the opportunity to ask questions and receive answers, and has asked questions and received answers, from Issuer regarding Issuer’s operations, financial condition, capital structure, business prospects and other matters relevant to such investment decision.  Houlihan agrees and acknowledges that neither Issuer nor any advisor, representative, employee, director, officer or affiliate thereof has made any representation or warranty, whether express or implied and whether in this Agreement or otherwise, regarding Issuer, its business, assets, financial condition, operations or forecasted performance. Houlihan acknowledges that Issuer and its affiliates may now or at any other time have material confidential information that could affect the value of the Issued Shares and that this information has not been, and may not be in the future, made available to Houlihan.  Houlihan hereby releases and forever discharges Issuer and its affiliates, their respective officers, directors, partners, employees and agents, and their respective successors and assigns, from any and all claims, demands, damages, losses, expenses or liabilities, of any nature whatsoever, arising from or connected to any failure to disclose to Houlihan any information concerning Issuer, provided that such release shall not apply in the case of fraud or willful misconduct.  Houlihan understands and agrees that the issuance of the Issued Shares to Houlihan hereunder is conditioned on the foregoing acknowledgements and release. Notwithstanding the foregoing, nothing contained in this paragraph will operate to modify or limit in any respect the representations and warranties made by Issuer in Section 2 or to relieve Issuer from any obligations to Houlihan for breach thereof.

(e)                                  Houlihan has such knowledge, experience and skill in evaluating and investing in securities, based on actual participation in financial, investment and business matters, so that it is capable of evaluating the merits and risks of an investment in the Issued Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in Issuer and the suitability of the Issued Shares as an investment and can bear the economic risk of an investment in the Issued Shares.  No guarantees have been made or can be made with respect to the future value, if any, of the Issued Shares, or the profitability or success of Issuer’s business.

(f)        Houlihan is acquiring the Issued Shares for its own account, not as a nominee or agent, with the present intention of holding such securities for purposes of investment, and not with a view to the sale or distribution of any part thereof, and Houlihan has no intention of selling, granting any participation in, or otherwise distributing such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

(g)       Houlihan is not acquiring the Issued Shares pursuant to any general solicitation or general advertising.

(h)       Houlihan understands and acknowledges that the Issued Shares offered pursuant to this Agreement have not been registered under the federal securities laws or any applicable state securities laws and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with.

(i)      Each certificate or instrument representing the Issued Shares, if certificates representing such Issued Shares are issued, shall be imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 19, 2012, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR STATE ACTS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO (I) RESTRICTIONS PURSUANT TO ARTICLE FIVE OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE ISSUER (THE “COMPANY”), (II) CONDITIONS SPECIFIED IN A SHAREHOLDERS’ AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME, GOVERNING THE COMPANY AND BY AND AMONG CERTAIN SHAREHOLDERS, AND (III) (II) CONDITIONS SPECIFIED IN A REGISTRATION AGREEMENT, DATED AS OF MAY 17, 2012, AS AMENDED OR MODIFIED FROM TIME TO TIME.  A COPY OF ANY                            OF SUCH AMENDED AND RESTATED ARTICLES OF INCORPORATION, SHAREHOLDERS’ AGREEMENT OR REGISTRATION AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(j)       Houlihan agrees and acknowledges that the Issued Shares are subject to the Shareholders’ Agreement, the Registration Agreement and Issuer’s articles of incorporation. Houlihan additionally agrees and acknowledges that the Issued Shares are subject to certain restrictions on Transfer (as such term is defined in the Shareholders’ Agreement) pursuant to the terms of the Shareholders’ Agreement and Issuer’s articles of incorporation.

(k)                         Houlihan is not a party to any contract, agreement or understanding with any Person that would give rise to any claim against Issuer for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby.

4.                              Certain Definitions.  Capitalized terms used and not otherwise defined herein have the meanings set forth below:

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Registration Agreement” means the Registration Agreement, dated as of May 17, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 17, 2012, by and among Issuer and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

5.                                      Governing Law;  Jurisdiction;  Venue;  Process.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  EACH PARTY HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE FEDERAL COURTS OF THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.                              Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.                                     Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.                              Miscellaneous.

(a)                         Issuer and Houlihan will, upon request, execute and deliver any additional documents reasonably deemed by Houlihan or Issuer, as the case may be, to be necessary or desirable to complete or evidence the transactions contemplated by this Agreement.

(b)                         The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(c)                          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

(d)                         This Agreement may be executed in separate counterparts (including by signature pages delivered by means of facsimile machine or electronic transmission in portable electronic format (pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(e)                          Except as otherwise expressly set forth herein, this Agreement and the documents referenced herein and therein embody the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

(f)                           This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by each Party.  No delay on the part of either Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of either Party of any right, power or privilege pursuant to this Agreement, or any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which either Party otherwise may have at law or in equity.

(g)                          This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns;  provided, however, that neither this Agreement nor either Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date written above.

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
	Name:	Jeffrey D. Pribor
	Title:	Executive Vice President and Chief Financial Officer

HOULIHAN LOKEY CAPITAL, INC.

By:	/s/ David Hilty
	Name:	David Hilty
	Title:	Managing Director

Signature Page — Subscription Agreement

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement is being delivered to General Maritime Corporation, a Marshall Islands corporation (the “Company”), pursuant to that certain Shareholders’ Agreement, dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Shareholders’ Agreement”), among the Company and the Shareholders (as defined therein).  Capitalized terms used herein shall have the meanings assigned to such terms in the Shareholders’ Agreement.

The undersigned hereby executes and delivers to the Company this Joinder Agreement, pursuant to which the undersigned hereby becomes a party to the Shareholders’ Agreement and that certain Registration Agreement dated as of May 17, 2012 (as amended from time to time in accordance with the terms thereof, the “Registration Agreement”) among the Company and the Shareholders (as defined therein) and agrees to be bound by the provisions of the Shareholders’ Agreement and the Registration Agreement with respect to the Equity Securities held by the undersigned.

Any notice provided for in the Shareholders’ Agreement or the Registration Agreement should be delivered to the undersigned at the address set forth below:

Houlihan Lokey Capital, Inc.

245 Park Avenue, 20th Floor

New York, NY 10167

E-mail: DHilty@hl.com

Facsimile: 212-661-3070

Attention: David Hilty

Dated:  June 19, 2012

HOULIHAN LOKEY CAPITAL, INC.

By:	/s/ David Hilty
	Name:	David Hilty
	Title:	Managing Director

Joinder Agreement